Exhibit 99.1

Dynacq Healthcare Announces the Death of Chiu M. Chan, Founder and Chairman of the Board

HOUSTON—(BUSINESS WIRE)—May 18, 2012—We are deeply saddened to announce that Chiu M. Chan, the Chairman and founder of Dynacq Healthcare, Inc. (NASDAQ:DYII), passed away yesterday morning. He had been incapacitated by an unexpected illness since January of this year. He was 59.

Our hearts go out to his wife, Ella, his children and his family during this tragic time.

Chiu’s passion, dedication and energy left an indelible mark on Dynacq and the healthcare industry.

Eric K. Chan, Chiu’s son and our CEO, President and Director, will continue to lead the Company in his father’s absence.

Dynacq Healthcare, Inc. (“www.dynacq.com”) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities.

Contact:

Dynacq Healthcare, Inc., Houston

Philip S. Chan, 713-378-2000

info@dynacq.com

Source: Dynacq Healthcare, Inc.